Exhibit 99.1

NEWS RELEASE August 5, 2021

Contacts: Dan Schlanger, CFO
Ben Lowe, SVP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

Crown Castle Declares Quarterly
Common Stock Dividend

August 5, 2021 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.33 per common share. The quarterly dividend will be payable on September 30, 2021 to common stockholders of record at the close of business on September 15, 2021. Future dividends are subject to the approval of Crown Castle’s Board of Directors.

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.